Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of DiaMedica Therapeutics Inc. (the “Company”) of our report dated March 30, 2026, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

August 11, 2026